Exhibit 10.02

LINE OF CREDIT AGREEMENT

FOR THE ACQUISITION OF EQUIPMENT

($1,000,000.00 Line)

May 16, 2017

Dynasil Corporation of America

313 Washington Street, Suite 403

Newton, MA 02458

Gentlemen:

We (the "Lender") are pleased to advise you (the "Borrower") that Lender has established a line of credit of up to One Million and 00/100 ($1,000,000.00) Dollars (subject to limitations contained herein) (the "Credit Limit") for Borrower to be used exclusively for the purchase of equipment; subject to Lender's periodic review. This line of credit will be subject to the following terms and conditions:

1.         Any advances, extensions of credit, or loan of funds pursuant to this line of credit (collectively and separately referred to as the "Loan") will be made only if in the opinion of Lender there has been no material adverse change of circumstances and if there exists no Event(s) of Default (as hereinafter defined). No advances, extensions of credit, or loan of funds will be made after the first to occur of: (a) demand, (b) the date on which outstanding principal balance of the Loans equals the Credit Limit; or (c) on May 31, 2018, unless renewed by the Lender in writing. Any sums repaid hereunder shall not be readvanced.

2.         Borrower agrees that each monthly or other statement of account mailed or delivered by Lender to Borrower pertaining to the outstanding balance of the Loan, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive and binding on Borrower absent manifest error and shall constitute an "account stated" with respect to the matters contained therein unless within twenty (20) calendar days from when such statement is mailed or if not mailed, delivered to Borrower, Borrower shall deliver to Lender written notice of any objections which it may have as to such statement of account and in such event, only the terms to which objection is expressly made in such notice shall be considered to be disputed by Borrower.

3.         Interest will be charged to Borrower at a rate set forth in the Secured Non-Revolving Demand Note (Equipment) of even date (the "Note") which shall be executed by the Borrower and delivered to the Lender in connection with this Agreement. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. If the Note is not paid in full upon demand for payment thereof, interest on unpaid balances shall thereafter be payable on demand at the default rate set forth in the Note.

4.         The Borrower hereby authorizes Lender to charge the amount of all interest, principal payments and fees, when due and payable hereunder, against Borrower's loan account created in connection with the Loan Agreement.

5.         The Loan may, but need not, be evidenced by notes in a form reasonably satisfactory to Lender, but in the absence of notes, shall be conclusively evidenced by Lender's records of disbursements, absent manifest error. The Loan, together with interest thereon, is secured pursuant to a Loan and Security Agreement by and between Borrower and Lender dated May 1, 2014, as the same may be further amended, modified or restated from time to time (the "Loan and Security Agreement").

6.         Borrower may draw upon this line of credit by presenting to Lender: (i) an invoice from the vendor of such equipment or improvement in a form acceptable to Lender, which includes, without limitation, the purchase price of such equipment or improvement, including all accessions thereto, net of all discounts, rebates, and other dealer or manufacturer incentives; and (ii) a certificate of origin, bill of sale, or other documentation satisfactory to Lender evidencing the ownership of the equipment (Items (i) and (ii) are hereinafter referred to as the "Equipment Documentation"). The Equipment Documentation shall be delivered to the Lender accompanied by an Equipment Documentation Certification in the form of Exhibit A annexed hereto.

7.         The aggregate principal amount of any Loan made against any Equipment Documentation shall not exceed eighty (80%) percent of the net purchase price (exclusive of any soft costs, transportation or installation charges) of new equipment or eighty (80%) percent of the Net Orderly Liquidation Value of used equipment. The term "Net Orderly Liquidation Value" or "NOLV" means the value of Equipment that is estimated to be recoverable in an orderly liquidation of such Equipment, stated at cost under a court authorized going out of business sale, net of liquidation expenses, such value to be as determined from time to time by Lender in its commercially reasonable discretion or by a qualified appraisal company selected by Lender (excluding all shipping and related soft costs) of the equipment, expenditures or improvements referred to therein.

8.         Lender agrees that so long as Borrower complies with the terms and conditions of this Line of Credit Agreement, and provides not less than forty-eight (48) hours notice of any proposed Loan, Lender shall cause the amount of such Loan to be made available to Borrower at the time and in the manner requested by Borrower; provided, however, that Lender shall have no obligation to make the requested Loan if, after giving effect to the requested Loan, the outstanding principal balance of all Loans under this Line of Credit Agreement will exceed the Credit Limit.

9.         Borrower will pay or reimburse Lender for all reasonable expenses, including attorneys' fees, which Lender may in any way incur in connection with this agreement or any other agreement between Borrower and Lender or with any Loan or which result from any claim or action by any third person against Lender which would not have been asserted were it not for Lender's relationship with Borrower hereunder or otherwise.

10.       Absent demand, the Loan will be due and payable in full on April ___, 2018, unless renewed by Lender in writing. Whether the Loan is renewed or not, the then outstanding principal balance of the Loan shall be converted into a term loan each year that the Loan remains outstanding on the anniversary date of this Agreement by execution of a Secured Term Note (Equipment) in substantially the form of Exhibit B attached hereto, with appropriate insertions in the space provided reflecting the actual amount of the Loan. Interest shall accrue and be payable at a fixed rate equal to the Federal Home Loan Bank of Boston Amortizing Rate ("FHLBB") plus two and one-half (2.5%) percent per annum based upon the applicable FHLBB Index in effect two (2) days prior to the date on which the Secured Term Note (Equipment) is executed based upon a five (5) year term. The Loan shall then mature and bear interest as provided in the applicable Secured Term Note (Equipment) and shall otherwise be subject to the terms and conditions of that Note, the Loan and Security Agreement and this Line of Credit Agreement.

11.       Upon demand or the occurrence of any one or more of the following events (hereinafter "Events of Default"), any and all obligations of Borrower to Lender shall become immediately due and payable, at the option of Lender and without notice. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between Lender and Borrower and instruments and papers given Lender by Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

(a)       The failure by Borrower to pay when due or on demand any amount due under this Line of Credit Agreement.

(b)       An Event of Default under the Loan and Security Agreement or termination of the Loan and Security Agreement for any reason. Notwithstanding the foregoing and at the option of Lender in its sole discretion, in the event that payment is made in full pursuant to the terms and conditions of the Loan and Security Agreement, all terms, conditions and covenants contained therein, including without limitation the Debt Service Coverage ratio as set forth in Section 4.9 therein shall survive and remain in full force and effect and shall continue to apply to the Borrower hereunder until all of the obligations of Borrower hereunder or under the Note and any Secured Term Note (s) (Equipment) executed pursuant to the terms hereof shall be finally and irrevocably paid in full.

12.       This Line of Credit Agreement is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder unless such other agreement specifically refers to this Line of Credit Agreement and expressly so provides.

13.       This Line of Credit Agreement and the covenants and agreements herein contained shall continue in full force and effect and shall be applicable not only in respect of the Loan, but also to all other obligations, liabilities and undertakings of Borrower to Lender whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or acquired, until all such obligations, liabilities and undertakings have been paid or otherwise satisfied in full. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion. This Line of Credit Agreement is intended to take effect as a sealed instrument, shall be governed by and construed according to the laws of the Commonwealth of Massachusetts, shall be binding upon Borrower's successors and assigns and shall inure to the benefit of Lender's successors and assigns.

14.       THE BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THEY MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LINE OF CREDIT AGREEMENT. The Borrower hereby certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The Borrower acknowledges that it has read the provisions of this Line of Credit Agreement and in particular, this Section; has consulted legal counsel; understands the right it is granting in this Line of Credit Agreement and is waiving in this Section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

15.       The Borrower and Lender agree that any action or proceeding to enforce or arising out of this Line of Credit Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk, or Middlesex, or in the District Court of the United States for the District of Massachusetts, and the Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to the Borrower, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

16.       This Agreement may be executed in multiple counterparts, each of which shall be effective upon delivery and, thereafter, shall be deemed to be an original, and all of which shall be taken as one and the same instrument with the same effect as if each party hereto had signed on the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signature thereto and may be attached to another part of this Agreement identical in form hereto and having attached to it one or more additional signature pages. This Agreement may be transmitted by facsimile machine or by electronic mail in portable document format ("pdf") and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect hereof.

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Signature Page to Follow]

17.         Please acknowledge your agreement to the matters contained herein by signing this letter in the space provided and returning it to the undersigned, whereupon it shall take effect as an instrument under seal.

Very truly yours,

MIDDESEX SAVINGS BANK

By:	s/ Tony Zhang
Tony Zhang, Senior Vice President

ACCEPTED AND AGREED TO:

DYNASIL CORPORATION OF AMERICA

By:	s/Robert Bowdring
Robert Bowdring, Chief Financial Officer

ACKNOWLEDGED BY GUARANTORS:

OPTOMETRICS CORPORATION

By:	s/ Robert Bowdring
Name:	Robert Bowdring
Title:	Chief Financial Officer

RADIATION MONITORING DEVICES, INC.

By:	s/ Robert Bowdring
Name:	Robert Bowdring
Title:	Chief Financial Officer

RMD INSTRUMENTS CORP.

By:	s/ Robert Bowdring
Name:	Robert Bowdring
Title:	Chief Financial Officer

EVAPORATED METAL FILMS CORP.

By:	s/ Robert Bowdring
Name:	Robert Bowdring
Title:	Chief Financial Officer

DYNASIL BIOMEDICAL CORP.

By:	s/ Robert Bowdring
Name:	Robert Bowdring
Title:	Chief Financial Officer

EXHIBIT A

EQUIPMENT DOCUMENTATION CERTIFICATION

The undersigned, ___________________ of Dynasil Corporation of America (the "Borrower") hereby certifies to Middlesex Savings Bank that:

1.	The attached copy of the Equipment Documentation (as defined in Paragraph 6 of the Borrower's Line of Credit Agreement for the Acquisition of Equipment dated May ___, 2017), is a true, correct and complete copy of the Equipment Documentation;

2.	The net purchase price (exclusive of soft cost, transportation and installation charges) of the equipment referred to in the attached Equipment Documentation is in the amount of $____________;

3.	The aggregate principal amount of the Loan requested in connection with the attached Equipment Documentation does not exceed eighty (80%) percent of the net purchase price of the equipment (for new equipment) or eighty (80%) percent of the Net Orderly Liquidation Value of the equipment (for used equipment).

DYNASIL CORPORATION OF AMERICA

By:
Print Name:
Print Title:

Date: ______________, _____

EXHIBIT B

SECURED TERM NOTE

(Equipment)

$___________	___________, 20__

Boston, Massachusetts

For value received, the undersigned, Dynasil Corporation of America, a Delaware corporation (the "Borrower"), promises to pay to Middlesex Savings Bank, a Massachusetts savings bank (the "Bank"), or order, at the office of the Bank located at 6 Main Street, Natick, Massachusetts 01760, the principal sum of __________________________ ($_______) Dollars, together with interest at a fixed per annum rate equal to ______ (_____%) percent per annum in sixty (60) consecutive combined monthly installments of principal and interest, each in the amount of $_____________ (except the final installment which shall be in the amount of the unpaid principal balance), commencing on ______, 20__, and on the like day of each of the month thereafter until this Note is paid in full. If not sooner paid, this Note shall be due and payable in full on _______, 20__. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

If any payment of principal or interest hereunder is not paid in full when due or after the occurrence of an event of default, interest on such unpaid balance shall thereafter accrue and be payable at a per annum rate equal to four (4%) percent greater than the rate of interest otherwise applicable to such balance (the "Default Rate"). In no event, however, shall this Note bear interest in excess of the maximum interest permitted by applicable law. If the entire amount of any payment of principal or interest required hereunder is not paid within ten (10) days after the same becomes due, the Borrower shall pay to the Bank a late fee equal to five (5%) percent of the required payment.

The Borrower hereby authorizes Bank to charge any and all amounts due from Borrower to Bank pursuant to this Note or otherwise, to Borrower's loan account maintained with Bank as required for this transaction.

At the option of the Bank, this note shall become immediately due and payable without notice or demand upon the occurrence at any time of: (i) the failure to pay in full and when due any installment of principal or interest hereunder; (ii) an Event of Default as defined in the Loan and Security Agreement between the Bank and the Borrower dated May 1, 2014, as amended from time to time (the "Loan and Security Agreement") (iii) an Event of Default pursuant to that certain Line of Credit Agreement for the Acquisition of Equipment between the Borrower and the Bank dated May ____, 2017, as amended from time to time (the "Agreement"); or (iv) the termination of the Loan and Security Agreement for any reason.

This Note may be prepaid, in whole or in part, upon at least five (5) days prior notice to the Bank, accompanied by the payment of a prepayment fee in amount equal to five (5%) percent of the prepayment amount if prepaid in year one of the term hereof, four (4%) percent of the prepayment amount if prepaid in year two of the term hereof, three (3%) percent of the prepayment amount if prepaid in year three of the term hereof, two (2%) percent of the prepayment amount if prepaid in year four of the term hereof, and one (1%) percent of the prepayment amount if prepaid in year five of the term hereof. The prepayment fee set forth above shall be due and payable upon the acceleration of the maturity of the loan evidenced hereby (which for purposes hereof shall be considered as a prepayment of this Note) in addition to interest at the default rate set forth above.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every other maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

The Borrower agrees to pay all reasonable costs of collection of the principal of and interest on this Note; including, without limitation, reasonable attorneys' fees.

THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THAT THE BORROWER OR THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

All payments hereunder shall be in lawful money of the United States in immediately available funds.

If this Note or any payment hereunder becomes due on a day which is not a banking day, the due date of this Note or payment shall be extended to the next succeeding banking day and such extension of time shall be included in computing interest and fees in connection with such payment.

All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts, and this Note shall be deemed to be under seal.

WITNESS:	DYNASIL CORPORATION OF AMERICA

s/ Patricia Kehe	By:	s/ Robert Bowdring
Print Name: Patricia Kehe	Print Name: Robert Bowdring
Print Title: Chief Financial Officer

THIS NOTE IS SECURED PURSUANT TO A LOAN AND SECURITY AGREEMENT DATED MAY 1, 2014

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